Exhibit 99.7

PROXY CARD
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
ROC ENERGY ACQUISITION CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel F. Kimes (the “Proxy”) as proxy, with the power to appoint a substitute, to vote all shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of ROC Energy Acquisition Corp. (“ROC”), to be held on [●], 2023, at [●] a.m., via a virtual meeting format at [●], and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus/consent solicitation statement and revokes all prior proxies for the meeting relating to the Shares.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED AND DELIVERED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, 3, 4, 5 AND 6. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT.

(Continued and to be marked, dated and signed on reverse side)

~ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ~

ROC ENERGY ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, AND 6.	Please mark votes as ☒ indicated in this example

(1) Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to (a) approve and adopt the Agreement and Plan of Merger, dated as of February 13, 2023 (the “Business Combination Agreement”), among ROC, ROC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ROC (“Merger Sub”), and Drilling Tools International Holdings, Inc., a Delaware corporation (“DTI”), pursuant to which Merger Sub will merge with and into DTI, with DTI surviving the merger as a wholly owned subsidiary of ROC and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination”). A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus/consent solicitation statement as Annex A.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) Proposal 2 — The Nasdaq Proposal — to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Global Market, (a) the issuance of up to 23,253,533 shares of common stock, par value $0.0001 per share, of ROC (the “Common Stock”) pursuant to the Business Combination Agreement and (b) the issuance and sale of [●] shares of Common Stock in a private offering of securities to certain investors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) Proposal 3 — The Charter Proposal — to consider and vote upon a proposal to approve the proposed amended and restated certificate of incorporation of ROC (the “Proposed Charter”), which will replace ROC’s Amended and Restated Certificate of Incorporation, dated December 1, 2021, and will be in effect upon the closing (the “Closing”) of the Business Combination. A copy of the Proposed Charter is attached to the accompanying proxy statement/prospectus/consent solicitation statement as Annex B. The Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. Therefore, if either the Business Combination Proposal or the Nasdaq Proposal are not approved, the Incentive Plan Proposal will have no effect, even if approved by holders of share of ROC’s common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) Proposal 4 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve the 2023 Omnibus Incentive Plan (the “2023 Plan”), a copy of which is attached to the accompanying proxy statement/prospectus/consent solicitation statement as Annex C, including the authorization of the initial share reserve under the 2023 Plan. The Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal. Therefore, if the Business Combination Proposal, the Nasdaq Proposal, or the Charter Proposal are not approved, the Incentive Plan Proposal will have no effect, even if approved by holders of share of ROC’s common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) Proposal 5 — The Director Election Proposal — to consider and vote upon a proposal to elect C. Richard Vermillion, Thomas O. Hicks, Wayne Prejean, Eric Neuman, Curt Crofford, Jack Furst and Daniel J. Kimes to serve as directors to serve staggered terms on the board, effective upon the Closing until the 2024, 2025 and 2026 annual meetings, as applicable, and until their respective successors are duly elected and qualified. The Director Election Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal. Therefore, if the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal or the Incentive Plan Proposal are not approved, the Director Election Proposal will have no effect, even if approved by holders of share of ROC’s common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6) Proposal 6 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, or the Director Election Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:
Signature
Signature (if held jointly)
When Shares are held by more than one person, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have no effect on Proposals 1, 2, 3, 4, 5, AND 6. The Shares represented by the Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR each of Proposals 1, 2, 3, 4, 5 AND 6. If any other matters properly come before the special meeting, the Proxy will vote on such matters in its discretion.

~ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.